Exhibit 23.7

We hereby consent to the use of our name under the heading "Material Tax Considerations" in the prospectus forming a part of the Registration Statement on Form S-1 (File No. 333-111535) of Quanta Capital Holdings Ltd. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder or Item 509 of Regulation S-K.

Respectfully submitted,
/s/ A&L Goodbody April 23, 2004